EXHIBIT 32.2
Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tapestry, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 29, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 15, 2024

By:	/s/ Scott A. Roe
Name: Scott A. Roe Title: Chief Operating Officer and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Tapestry, Inc. and will be retained by Tapestry, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.